UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2021

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2021, Sage Therapeutics, Inc. (the “Company”) and Michael Cloonan, its Chief Operating Officer, agreed that Mr. Cloonan would depart the Company following an agreed upon transition period. On the same date (the “Agreement Date”), the Company and Mr. Cloonan entered into a formal separation agreement (the “Separation Agreement”) pursuant to which Mr. Cloonan’s separation from the Company and resignation from his role as Chief Operating Officer and all other positions he holds as an officer and employee of the Company would become effective May 3, 2021 (the “Separation Date,” and the period from the Agreement Date to the Separation Date, the “Transition Period”).

Under the Separation Agreement, Mr. Cloonan has agreed to continue to serve as an active employee and to perform such additional transition duties as may be requested by the Company during the Transition Period. Mr. Cloonan will continue to receive his base salary as in effect immediately prior to the Agreement Date (his “Base Salary”) and remains eligible to participate in the Company’s benefits plans during the Transition Period.

The Separation Agreement also provides for a release of claims by Mr. Cloonan and non-solicitation, non-competition, non-disclosure and non-disparagement obligations following the Separation Date. Subject to the effectiveness of the release and compliance with such obligations, following the Separation Date, Mr. Cloonan will be entitled to (i) the continuation of his Base Salary until the earlier of eight months following the Separation Date and the date he becomes employed or engaged as a consultant by a third party (such earlier date, the “Cessation Date”) and (ii) the payment of monthly premiums for healthcare coverage under COBRA to the same extent as if he had remained employed by the Company until the earlier of the Cessation Date and the date Mr. Cloonan becomes ineligible for the continuation of such coverage.

The foregoing description of certain terms of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which the Company intends to file with the U.S. Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2021		SAGE THERAPEUTICS, INC.

	By:	/s/ Jennifer Fitzpatrick
Jennifer Fitzpatrick
Vice President, Corporate Counsel